As filed with the Securities and Exchange Commission on December 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	2835	22-2983783
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(856) 848-8698

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher C. Schreiber

Executive Chairman

Akers Biosciences, Inc.

201 Grove Road

Thorofare, New Jersey USA 08086

(856) 848-8698

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel. (212) 659-7300 Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-234447

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A Units consisting of:	$460,000	$59.71
(i) Common Stock, no par value (3)
(ii) Warrants to purchase 115,000 shares of Series C Convertible Preferred Stock, no par value (4)	—	—
Class B Units consisting of:
(i) Pre-funded Warrants to purchase Common Stock
(ii) Warrants to purchase 115,000 shares of Series C Convertible Preferred Stock (4)	—	—
Placement Agent Warrants to purchase Common Stock (5)	—
Common Stock issuable upon exercise of Pre-funded Warrants to purchase Common Stock (3)
Shares of Series C Convertible Preferred Stock issuable upon exercise of Warrants to purchase Series C Convertible Preferred Stock included in the Class A Units and Class B Units (3)	$460,000	$59.71
Common Stock issuable upon exercise of Placement Agent Warrants to purchase Common Stock (3)	$46,000	$5.97
Total (6)	$966,000	$125.39	(7)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-234447).
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act
(6)	The proposed maximum aggregate offering price of the Class A Units will be reduced on a dollar-for-dollar basis based on the offering price of any Class B Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Class B Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Units sold in the offering.
(7)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $15,750,000 on its Registration Statement on Form S-1, as amended (File No. 333-234447) (the “Related Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 5, 2019 and paid a fee of $2,044.35. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Akers Biosciences, Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission, or SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-234447), which was originally filed with the SEC on November 1, 2019 and declared effective on December 5, 2019 (the “Registration Statement”).

We are filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $966,000. The information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

CERTIFICATION

The Company hereby certifies to the SEC that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the SEC’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 6, 2019), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 6, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-234447) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Legal opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of Morison Cogen LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey, on this December 5, 2019.

AKERS BIOSCIENCES, INC.

By:	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman of the Board of Directors and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard R. Yeaton	Chief Executive Officer and Interim Chief Financial Officer	December 5, 2019
Howard R. Yeaton	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher C. Schreiber	Executive Chairman of the Board and Director	December 5, 2019
Christopher C. Schreiber	(Principal Executive Officer)

/s/ Joshua Silverman	Independent Director	December 5, 2019
Joshua Silverman

/s/ Bill J. White	Independent Director	December 5, 2019
Bill J. White

/s/ Robert C. Schroeder	Independent Director	December 5, 2019
Robert C. Schroeder